SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 29, 2007
                                                -------------------------------

Commission        Registrant, State of Incorporation,       I.R.S. Employer
File Number       Address and Telephone Number              Identification No.

1-3526            The Southern Company                      58-0690070
                  (A Delaware Corporation)
                  30 Ivan Allen Jr. Boulevard, N.W.
                  Atlanta, Georgia 30308
                  (404) 506-5000



1-6468            Georgia Power Company                     58-0257110
                  (A Georgia Corporation)
                  241 Ralph McGill Boulevard, N.E.
                  Atlanta, Georgia 30308
                  (404) 506-6526

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.



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Item 8.01     Other Events.

              On June 29, 2007, Georgia Power Company ("Georgia Power") filed a request to increase retail base rates with the Georgia Public Service Commission ("GPSC"). The request includes an increase effective January 1, 2008 of approximately $406.7 million or 5.98 percent in retail revenues, based on a future test year ending July 31, 2008 and a proposed retail return on common equity of 12.5 percent. The majority of the increase in retail revenues is being requested to cover the costs of environmental compliance and continued investment in new generation, transmission and distribution facilities to support growth and ensure reliability. The remainder of the increase would include recovery of higher operation, maintenance and other investment costs to meet the rising demand for electricity.

              In January 2005, Georgia Power began operating under a three-year retail rate order that expires December 31, 2007. Under the terms of the existing order, earnings are evaluated annually against a retail return on common equity range of 10.25 percent to 12.25 percent. Two-thirds of any earnings above the 12.25 percent return are applied to rate refunds, with the remaining one-third retained by Georgia Power. The order required Georgia Power to file a general rate case by July 1, 2007, in response to which the GPSC would be expected to determine whether the rate order should be continued, modified or discontinued. See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - "PSC Matters - Georgia Power" of The Southern Company ("Southern") and MANAGEMENT'S DISCUSSION AND ANALYSIS -FUTURE EARNINGS POTENTIAL - "PSC Matters - Rate Plans" of Georgia Power in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2006 (the "Annual Report") and Note 3 to the financial statements of Southern and Georgia Power under "Georgia Power Retail Regulatory Matters" and "Retail Regulatory Matters - Rate Plans" in Item

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8 of the Annual Report for additional information. If the GPSC is interested in a continuation of the current three-year rate plan, Georgia Power has also filed an option that includes additional increases of approximately $191 million or
2.65 percent and $45 million or 0.61 percent in retail revenues effective January 1, 2009 and 2010, respectively, to cover the costs of additional environmental controls and certified purchased power agreements.

              Georgia Power expects to invest approximately $9.1 billion over the next five years in capital expenditures (including $1.9 billion in 2007 and $1.8 billion in each of 2008 - 2011). Of the total capital expenditures, approximately $2.7 billion is related to environmental controls (including $1.0 billion in 2007, $0.6 billion in 2008, $0.3 billion in 2009, $0.3 billion in 2010 and $0.5 billion in 2011).

              Georgia Power expects the GPSC to issue a final order in this matter during December 2007. The final outcome of this matter cannot now be determined.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding Georgia Power's projected capital expenditures for a five year period ending in 2011 and Georgia Power's filing with the GPSC to increase retail base rates. There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. These factors include: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, and also changes in environmental, tax, and other laws to which Southern and its subsidiaries, including Georgia Power, are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern subsidiaries, FERC matters, IRS audits and Mirant matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern's subsidiaries, including Georgia Power, operate; variations in the demand for electricity, including those related to weather, the general economy and population, and business growth (and declines); available sources and costs of fuel; ability to control costs; investment performance of Southern's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel cost recovery; internal restructuring or other restructuring options that may be pursued; potential

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business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern or its subsidiaries, including Georgia Power; the ability of counterparties of Southern and its subsidiaries, including Georgia Power, to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on the business of Southern and its subsidiaries, including Georgia Power, resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, and the credit ratings of Southern and its subsidiaries, including Georgia Power; the ability of Southern and its subsidiaries, including Georgia Power, to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, pandemic health events, such as an avian influenza, or other similar circumstances; the direct or indirect effects on the business of Southern and its subsidiaries, including Georgia Power, resulting from incidents similar to the August 2003 power outage in the Northeast; the effect of accounting pronouncements issued periodically by standard setting bodies; and other factors discussed in reports filed by Southern and Georgia Power from time to time with the Securities and Exchange Commission. Southern and Georgia Power expressly disclaim any obligation to update these forward looking statements.


                                    SIGNATURE
              Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 29, 2007                   THE SOUTHERN COMPANY


                                        By    /s/Patricia L. Roberts
                                                Patricia L. Roberts
                                                Assistant Secretary


                                        GEORGIA POWER COMPANY


                                        By       /s/Wayne Boston
                                                  Wayne Boston
                                               Assistant Secretary